Exhibit 99.1

              Callidus Software Reports First Quarter 2005 Results
                            Q1 Revenues $14.5 million

San Jose, Calif., April 28, 2005 -- Callidus Software Inc. (Nasdaq: CALD), a leader in Enterprise Incentive Management (EIM), today announced financial results for the first quarter ended March 31, 2005.

Total first quarter revenues were $14.5 million, a decrease of 4% compared to prior quarter revenues of $15.1 million, and a decrease of 12% compared to first quarter 2004 revenues of $16.5 million. First quarter net loss was $2.5 million, or ($0.10) per share, compared to a net loss of $1.3 million, or ($0.05) per share for the prior quarter and a net loss of $6.1 million, or ($0.25) per share for the first quarter of 2004.

Non-GAAP net loss for the first quarter was $2.1 million, or ($0.08) per share, as compared to non-GAAP net loss of $0.8 million, or ($0.03) per share in the prior quarter and non-GAAP net loss of $4.3 million, or ($0.18) per share in the first quarter of 2004. A reconciliation between GAAP and non-GAAP information is contained in the attached tables.

"The first quarter often presents a seasonal challenge in the enterprise software sector. Against this backdrop, performance in the first quarter was about what we expected. We met or exceeded our revenue and margin targets in our maintenance and services organization and had operating expenses that were at the low end of our range. Cash and investments increased by $1.9 million in the quarter. License revenues were shy of the sequential growth we had targeted internally," said David Pratt, interim president and chief executive officer of Callidus Software.

Callidus Software also announced today that Robert H. Youngjohns was appointed president and chief executive officer and a director of Callidus Software effective May 31, 2005. Mr. Youngjohns is a technology industry veteran with 30 years of experience, including managing worldwide sales at Sun Microsystems and IBM's RS/6000 business for the EMEA region. Callidus also announced earlier this month that William B. Binch was appointed to its' board of directors. Mr. Binch has extensive experience with a number of leading enterprise software companies including Hyperion, Oracle, Business Objects, Prism and IBM. David Pratt, interim president and chief executive officer will continue as a director of Callidus.

Q1 2005 Financial Summary

      o License revenues were $3.5 million, decreasing 13% sequentially from the prior quarter and 23% year-over-year.

      o Maintenance and service revenues were $11.0 million, equal to the prior quarter but decreasing 8% year-over-year.

      o Maintenance and service gross margin was 35%, up from 33% in Q4 2004 and up from 28% in Q1 2004. License gross margin was 97%, equal to 97% in Q4 2004 and up from 94% in Q1 2004.

      o Operating expenses were $10.0 million compared to $9.2 million in Q4 2004 and $13.8 million in Q1 2004. Non-GAAP operating expenses, which exclude stock based compensation, were $9.6 million, compared to non-GAAP operating expenses of $8.7 million in Q4 2004 and $12.1 million in Q1 2004.

      o Cash and investments totaled $61.7 million at March 31, 2005 as compared to $59.8 million at December 31, 2004.

      o Days Sales Outstanding (DSO) in accounts receivable at the end of the quarter was 68 days, up from 66 days at the end of the fourth quarter of 2004.

Q2 2005 Guidance

      o Maintenance and services revenue is expected to be between $11.0 million and $11.5 million with a corresponding gross margin between 30% and 32%.

      o Operating expenses are expected to be between $10.7 million and $11.2 million. Non-GAAP operating expenses, which exclude stock-based compensation, are expected to be between $10.0 million and $10.5 million. Stock-based compensation is expected to be $0.7 million, which includes increased stock expense associated with the hiring of our new president and chief executive officer.

      o     No guidance is being given on license revenues or earnings.

Conference Call

Callidus Software's first quarter 2005 conference call is scheduled for 1:30 p.m. Pacific Daylight Time (PDT), on Thursday, April 28, 2005. The conference call is available via live webcast at the Investor Relations section of Callidus Software's website at www.CallidusSoftware.com. To participate in the call via telephone, the dial-in number is 800-291-9234 (international 617-614-3923), passcode 28820226.

A telephone playback and webcast replay will be available after 3:30 p.m. PDT on April 28, 2005 through May 12, 2005. The telephone replay will be available by calling 888-286-8010 (International callers: 617-801-6888) passcode 66835096.
The webcast replay will be available at the Investor Relations section of our website under Calendar of Events.

About Callidus Software

Founded in 1996, Callidus Software (www.CallidusSoftware.com) is a leading enterprise incentive management (EIM) provider to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp(R) Grid architecture, Callidus delivers an EIM solution that combines the power and scalability of grid computing with the flexibility of a rules-based interface. Customers/Partners include AOL Time Warner Corporation, AT&T Wireless, BMC Software, CUNA Mutual, DIRECTV, Dun & Bradstreet, IBM, Pennzoil-Quaker State Company, SBC Communications and Sun Microsystems. Callidus is publicly traded on the NASDAQ under the symbol CALD.

Non-GAAP Financial Measures

The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with generally accepted accounting principles (GAAP) in the United States. The non-GAAP financial results exclude stock-based compensation expense. The non-GAAP financial measures provide what we believe is an additional tool for investors to use in understanding our operational results and trends. These non-GAAP financial results are used internally by management to evaluate our operations, plan and forecast for future periods and to allocate resources within the organization. A reconciliation between GAAP and non-GAAP financial measures is included in the accompanying tables.

Note on Forward-Looking Statements

The forward looking statements included in this press release, including estimates of maintenance and service revenues and associated gross margin and of operating expenses and stock-based compensation for the second quarter of 2005, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, changes in executive management, timing of software license orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased competition or new entrants in the marketplace, litigation and other risks detailed in the company's SEC reports, including its Form 10-K and Form 10-Qs, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or the Investor Relations section of Callidus Software's website (www.CallidusSoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

(C) 2005 by Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Everyone Profits, TrueChannel, TrueComp, TrueComp Grid, TrueInformation, TruePerformance, TrueReferral, and TrueResolution are trademarks of Callidus Software Inc. All other trademarks are the property of their respective owners.

                                       ###

Investor Relations Contact:                              Press Contact:
Jon Pexton                                               Jane Le Fevre
408-808-6577                                             408-808-6511
ir@callidussoftware.com                                  pr@callidussoftware.com

                             CALLIDUS SOFTWARE INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (In thousands, except for per share data)
                                   (unaudited)

                                                           Three months ended
                                                                March 31,
                                                         ----------------------
                                                           2005          2004
                                                         --------      --------
Revenues:
  License revenues                                       $  3,500      $  4,539
  Maintenance and service revenues                         11,001        11,923
                                                         --------      --------
    Total revenues                                         14,501        16,462

Cost of revenues:
  License revenues                                             97           263
  Maintenance and service revenues                          7,180         8,610
                                                         --------      --------
    Total cost of revenues                                  7,277         8,873
                                                         --------      --------
Gross profit                                                7,224         7,589

Operating expenses:
  Sales and marketing                                       4,412         6,400
  Research and development                                  2,951         3,710
  General and administrative                                2,202         1,972
  Stock-based compensation                                    440         1,744
                                                         --------      --------
    Total operating expenses                               10,005        13,826
                                                         --------      --------
Operating loss                                             (2,781)       (6,237)

Interest and other income, net                                312           193
                                                         --------      --------
Loss before provision for income taxes                     (2,469)       (6,044)

Provision for income taxes                                     25            25
                                                         --------      --------

Net loss                                                 $ (2,494)     $ (6,069)
                                                         ========      ========


Basic net loss per share                                 $  (0.10)     $  (0.25)
                                                         ========      ========
Diluted net loss per share                               $  (0.10)     $  (0.25)
                                                         ========      ========

Shares used in basic per share computation                 25,742        23,988
                                                         ========      ========
Shares used in diluted per share computation               25,742        23,988
                                                         ========      ========

                             CALLIDUS SOFTWARE INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (unaudited)

                                                      March 31,     December 31,
Assets                                                  2005            2004
                                                      ---------     ------------
Current assets:
     Cash and cash equivalents                        $  11,100     $   7,651
     Short-term investments                              50,622        52,166
     Accounts receivable, net                             9,882        12,126
     Prepaid and other current assets                     1,854         1,868
                                                      ---------     ---------
          Total current assets                           73,458        73,811

Property and equipment, net                               3,325         3,361
Deposits and other assets                                 1,645         1,317
                                                      ---------     ---------
          Total assets                                $  78,428     $  78,489
                                                      =========     =========

Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                 $   1,619     $   1,904
     Current portion of long-term debt                      346           471
     Accrued payroll and related expenses                 3,513         3,827
     Accrued expenses                                     1,912         1,881
     Deferred revenue                                     7,837         6,856
                                                      ---------     ---------
          Total current liabilities                      15,227        14,939

Long-term debt, less current portion                         24            48
Deferred rent                                               307           292
Long-term deferred revenue                                  102           178
                                                      ---------     ---------
          Total liabilities                              15,660        15,457
                                                      ---------     ---------

Stockholders' equity
     Common stock                                            26            26
     Additional paid-in capital                         186,100       184,443
     Deferred stock-based compensation                   (1,688)       (2,316)
     Accumulated other comprehensive income                  53           108
     Accumulated deficit                               (121,723)     (119,229)
                                                      ---------     ---------
          Total stockholders' equity                     62,768        63,032
                                                      ---------     ---------
          Total liabilities and stockholders'
            equity                                    $  78,428     $  78,489
                                                      =========     =========

                             CALLIDUS SOFTWARE INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                         QUARTER OVER QUARTER COMPARISON

                    (In thousands, except for per share data)
                                   (unaudited)

                                                       Three months ended                        Three months ended
                                                         March 31, 2005                           December 31, 2004
                                                ----------------------------------         ---------------------------------
                                                            Non-GAAP                                   Non-GAAP
                                                  GAAP     Adjustments   Non-GAAP            GAAP     Adjustments   Non-GAAP
                                                --------   -----------   ---------         --------   -----------   --------
Revenues:
     License revenues                           $  3,500                 $  3,500          $  4,013                 $  4,013
     Maintenance and service revenues             11,001                   11,001            11,047                   11,047
                                                --------                 --------          --------                 --------
        Total revenues                            14,501                   14,501            15,060                   15,060
Cost of revenues:
     License revenues                                 97                       97               137                      137
     Maintenance and service revenues              7,180                    7,180             7,396                    7,396
                                                --------                 --------          --------                 --------
        Total cost of revenues                     7,277                    7,277             7,533                    7,533
                                                --------                 --------          --------                 --------
Gross profit                                       7,224                    7,224             7,527                    7,527

Operating expenses:
     Sales and marketing                           4,412                    4,412             4,377                    4,377
     Research and development                      2,951                    2,951             2,809                    2,809
     General and administrative                    2,202                    2,202             1,516                    1,516
     Stock-based compensation                        440 (a)       (440)       --               500 (a)       (500)       --
                                                --------                 --------          --------                 --------
        Total operating expenses                  10,005                    9,565             9,202                    8,702
                                                --------                 --------          --------                 --------
Operating loss                                    (2,781)                  (2,341)           (1,675)                  (1,175)
Interest and other income, net                       312                      312               335                      335
                                                --------                 --------          --------                 --------
Loss before provision for income taxes            (2,469)                  (2,029)           (1,340)                    (840)
Provision for income taxes                            25                       25                 -                        -
                                                --------                 --------          --------                 --------
Net loss                                        $ (2,494)                $ (2,054)         $ (1,340)                $   (840)
                                                ========                 ========          ========                 ========
Diluted net loss per share                      $  (0.10)                $  (0.08)         $  (0.05)                $  (0.03)
                                                ========                 ========          ========                 ========
Shares used in diluted per share computation      25,742                   25,742            24,989                   24,989
                                                ========                 ========          ========                 ========

----------
(a)   Non-cash stock based compensation

                             CALLIDUS SOFTWARE INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                    YEAR OVER YEAR COMPARISON OF THE QUARTER

                    (In thousands, except for per share data)
                                   (unaudited)


                                                              Three months ended                        Three months ended
                                                                March 31, 2005                            March 31, 2004
                                                     ----------------------------------          ----------------------------------
                                                                  Non-GAAP                                    Non-GAAP
                                                       GAAP      Adjustments   Non-GAAP            GAAP      Adjustments   Non-GAAP
                                                     --------    -----------   --------          --------    -----------   --------
Revenues:
     License revenues                                $  3,500                  $  3,500          $  4,539                  $  4,539
     Maintenance and service revenues                  11,001                    11,001            11,923                    11,923
                                                     --------                  --------          --------                  --------
        Total revenues                                 14,501                    14,501            16,462                    16,462

Cost of revenues:
     License revenues                                      97                        97               263                       263
     Maintenance and service revenues                   7,180                     7,180             8,610                     8,610
                                                     --------                  --------          --------                  --------
        Total cost of revenues                          7,277                     7,277             8,873                     8,873
                                                     --------                  --------          --------                  --------
Gross profit                                            7,224                     7,224             7,589                     7,589

Operating expenses:
     Sales and marketing                                4,412                     4,412             6,400                     6,400
     Research and development                           2,951                     2,951             3,710                     3,710
     General and administrative                         2,202                     2,202             1,972                     1,972
     Stock-based compensation                             440 (a)         (440)      --             1,744 (a)      (1,744)       --
                                                     --------                  --------          --------                  --------
        Total operating expenses                       10,005                     9,565            13,826                    12,082
                                                     --------                  --------          --------                  --------
Operating loss                                         (2,781)                   (2,341)           (6,237)                   (4,493)
Interest and other income, net                            312                       312               193                       193
                                                     --------                  --------          --------                  --------
Loss before provision for income taxes                 (2,469)                   (2,029)           (6,044)                   (4,300)
Provision for income taxes                                 25                        25                25                        25
                                                     --------                  --------          --------                  --------
Net loss                                             $ (2,494)                 $ (2,054)         $ (6,069)                 $ (4,325)
                                                     ========                  ========          ========                  ========
Diluted net loss per share                           $  (0.10)                 $  (0.08)         $  (0.25)                 $  (0.18)
                                                     ========                  ========          ========                  ========
Shares used in diluted per share computation           25,742                    25,742            23,988                    23,988
                                                     ========                  ========          ========                  ========

----------

(a)   Non-cash stock based compensation